                                                                   Exhibit  10.7







                            SECOND & SENECA BUILDING
                            SEATTLE, WASHINGTON 98101
                                 LEASE AGREEMENT
                                     BETWEEN
                     SECOND AND SENECA LIMITED PARTNERSHIP,
                        a Washington Limited Partnership
                                    LANDLORD



                                       and
                               IMMUNEX CORPORATION
                                     TENANT







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                                TABLE OF CONTENTS

Section

NO. TITLE OF SECTION AND SUBHEADINGS:

1.  LEASE DATA AND EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . .    1

    (a) Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (b) Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (c) Rentable Area of the Premises  . . . . . . . . . . . . . . . . . .    1
    (d) Basic Plans Delivery Date  . . . . . . . . . . . . . . . . . . . .    1
    (e) commencement Date  . . . . . . . . . . . . . . . . . . . . . . . .    1
    (f) Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (g) Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
    (h) Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (i) Parking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (h) Notice Addresses . . . . . . . . . . . . . . . . . . . . . . . . .    1
    (k) Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.  PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

3.  COMMENCEMENT AND EXPIRATION DATES  2

    (a) Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . .    2
    (b) Tenant Obligations . . . . . . . . . . . . . . . . . . . . . . . .    2
    (c) Tenet Termination Rights . . . . . . . . . . . . . . . . . . . . .    2
    (d) Expiration Date. . . . . . . . . . . . . . . . . . . . . . . . . .    2

4.   ACCEPTANCE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .    2

5.  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3


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6.  SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

7.  PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

8.  USES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

9.  SERVICES AND Utilities . . . . . . . . . . . . . . . . . . . . . . . .    3

    (a) Standard Services. . . . . . . . . . . . . . . . . . . . . . . . .    3
    (b) Interruption of Services . . . . . . . . . . . . . . . . . . . . .    4
    (c) Additional Services. . . . . . . . . . . . . . . . . . . . . . . .    4

10. COSTS OF OPERATIONS AND REAL ESTATE TAXES. . . . . . . . . . . . . . .    4

    (a) Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . .    4
    (b) Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    (c) Estimated Costs  . . . . . . . . . . . . . . . . . . . . . . . . .    5
    (d) Actual Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    (e) Records and Adjustments  . . . . . . . . . . . . . . . . . . . . .    5
    (f) Personal Property Taxes  . . . . . . . . . . . . . . . . . . . . .    5

11. CARE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

12. ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

13. DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .    6

    (a) Damage and Repair  . . . . . . . . . . . . . . . . . . . . . . . .    6
    (b) Destruction During Last Year of Term . . . . . . . . . . . . . . .    6
    (c) Tenant Improvements  . . . . . . . . . . . . . . . . . . . . . . .    6

14. WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . .    6

15. INDEMNIFICAllON. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

16. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    (a) Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . .    7
    (b) Insurance PoGq Requirements  . . . . . . . . . . . . . . . . . . .    7

17. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . .    7
    (a) Assignment or Sublease . . . . . . . . . . . . . . . . . . . . . .    7
    (b) Assignment Obligations . . . . . . . . . . . . . . . . . . . . . .    8
    (c) Sublessee Obligations. . . . . . . . . . . . . . . . . . . . . . .    8

18. SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

19. LIENS AND INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . .    8

    (a) Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    (b) Irisolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

20. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

    (a) Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . . . .    9
    (b) Tenant's Right to Cure . . . . . . . . . . . . . . . . . . . . . .    9
    (c) Abandonment. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
    (d) Landlord's Re-entry. . . . . . . . . . . . . . . . . . . . . . . .    9
    (e) Reletting the Premises . . . . . . . . . . . . . . . . . . . . . .    9
    (f) Nonpayment of Additional Rent. . . . . . . . . . . . . . . . . . .   10

21. PRIORlTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


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22. SURRENDER OF POSSESSION. . . . . . . . . . . . . . . . . . . . . . . .   10

23. REMOVAL OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . .   10

24. NON-WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

25. HOLDOVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

26. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

    (a) Entire Taking. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    (b) Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    (c) Awards and Damages . . . . . . . . . . . . . . . . . . . . . . . .   11

27. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

28. COSTS AND ATTORNEYS FEES . . . . . . . . . . . . . . . . . . . . . . .   11

29. LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . .   11

30. LANDLORD'S CONSENT . . . . . . . . . . . . . . . . . . . . . . . . . .   11

31. ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . .   11

32. TRANSFER OF LANDLORD'S INTEREST. . . . . . . . . . . . . . . . . . . .   12

33. RIGHT TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

34. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

35. GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

    (a) Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    (b) Heirs and Assigns  . . . . . . . . . . . . . . . . . . . . . . . .   12
    (c) No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    (d) Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   12
    (e) Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    (f) Overdue Payments . . . . . . . . . . . . . . . . . . . . . . . . .   12
    (g) Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    (h) Right to Change Public Spaces  . . . . . . . . . . . . . . . . . .   13
    (i) Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    (j) Building Directory . . . . . . . . . . . . . . . . . . . . . . . .   13
    (k) Building Name  . . . . . . . . . . . . . . . . . . . . . . . . . .   13


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                                 LEASE AGREEMENT
                            Second & Seneca Building

     THIS LEASE made this 24th day of December, 1992, between SECOND AND SENECA LIMITED PARTNERSHIP, a Washington limited partnership ("Landlord"), and IMMUNEX CORPORATION a Delaware corporation ("Tenant").

As parties hereto, Landlord and Tenant agree:

     1. LEASE DATA AND Exhibit: The following terms as used herein shall have the meanings provided in this Section L unless otherwise specifically modified by provisions of this Lease:

(a) Building: Located on the real property descabed in Section 2 hereof, with an address of 1191 Second Avenue, Seattle Washington 98101.

(b) PREMLSES: Corsisting of the area on the TENTH (10TH) AND ELEVENTH (llth) floor(s) of the Buildmg, as outGned on the floor plan(s) attached hereto as Exhibit A, including tenant improvements, ff any, as descr bed in Exhibit B.

(c) RENTABLE AREA OR THE PREMLSES:      3 6, 7 51      net rentable square feet.

(d) BASLC PLAN DELIVENR DATE:           N/A

     FINAL PLAN DELIVERY DATE:          N/A

(e) COMMENCEMENT DATE:        April l, 1993,or such earlier date as provided in
Section 3 hereof for the initial premises, See Exhibit C, Section 4.

(f) EXPIRITION  DATE:    For the entire Premises. the day preceding the 5th
anniversary of the Commencement Date.

(g) Rent  See exhibit C, Section 1
Tenant has deposited with the Landlord on the date hereof $24,657.33 to be applied to the first Rent payment due hereunder.

(h) SECURITY DEPOSIT:    N/A

(i) PARKING    See Exhibit C, Section 2

(j) NOTICES AND PAVMENTS ADDRESSES:

     Landlord  Second and Seneca limited Partnership
               Suite 2000, 1201 Third Avenue
               Seattle, Washington 98101
               Attn: Tina Davis, Property Manager
               Fax: 206 223-8791

     Tenant:   Immunex Corporation
               51 Universitv Street
               Seattle, Washington 98101
               Attn: Susan Erb
               Fax: 206 233-0644

(k)  Exhlblts: The following exhibits or riders are made a part of this Lease:

Exlubit A - Fioor Plan of Premues
Exhibit B - Tenant Improvements
Exhibit C - Addendum to Lease Agreement
Exhibit D - Janitorial Specif ication


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2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section l(b) hereof as shown on Exhibit A hereto, together with rights of ingress and egress over common areas in the Building located on the land ( Land.) more particularly described as: Lots 1 through 8, inclusive,
Blocl: 13, Addition to the Town of Seattle as laid our on the claims of C.D. Boren and AA. Denny and H.L. Yesler (commonly known as C D Boren's Addition to the Ciq of Seattle), according to the plat thereof recorded in Volume I of Pla4 page 25, in King County, Washington; EXCEPT the sounhwesterly 9 feet of said Lots 1, 4, 5 and 8 condemned for the widening of Furst Avenue in Distria Court Cause Number 709Z as provided for bv City of Seattle Ordinance Number 1129, AND EXCEPT the northeasterly 12 feet of s~ud Lots Z 3, 6 and 7, condemned for the widening of Second Avenue in Distria Court Cause Number h^~^7, as provided for by City of Seattle Ordinance Number 1107;

TOGETHER WITH uhat portion of the vacated alley Iying within said Block 13 bv the City of Seattle Ordinance Number 114969. Net rentable square feet' and ~rentable area~ as used herein shall mean Rentable Area as defuned in BOMA American National Standard Z65.1-1980 (reprinted May 1981).

3. COMMENCEMENT AND EXPIRATION DATES:

(a) COMMENCEMENT DATE    Provided that the common facilities for access and
service to the premises have been completed, the Commencement Date shall be the date specified in Section l(e) or such earlier date upon which the Tenant's imrpovement work described in Section V of Exhibit B has been completed, as evidenced by a certificate to that effect delivered to Landlord by Tenant's architect.

(b) TENANT OBLIGATIONS. If completion of the Premises is delayed due to the failure of Tenant to fulfill any obligation under this Lease or any exhibit hereto, the Lease shall be deemed to have commenced upon the date specified in
Section 1 (e).

(c) TENANT TERMINATION RIGHTS. In the event, due to delays from any cause other than Tenant's failure to comply with the terms of this Lease, the Premises are not delivered to Tenant within 30 days of the date of this lease with Landlord's improvement work described in Ssectio I of Exhibit B completed, Tenant may terminate this Lease by written notice. Termination under this Section 3(c) shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or inequity.

(d) Expiration Date. The Lease shall expire on the date specified in Section l(f).

4. ACCEPTANCE OF PREMISES: Because this Lease is entered into after the completion of Landlord's improvement work described in Section I of Exhibit B in the Premises, Tenant accepts the Premises "as is" as of the date of this Lease. The acceptance of the premises "as is" does not constitute the commencement Date.

5. RENT: Tenant shall pay without notice the Rent and Additional Rent [as defined in Section 2 (f) without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Notice Address set forth in Section 1(j) hereof, or to such other partyt or at such other place as Landlord may hereafter from time to time designate in writing Rent and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month.

7. PARKING: Leasing of parking by Tenant shall be subject to such reasonable rules and regulations as Landlord or its parking operator or the City may publish from time to time' provided Landlord delivers to Tenant a copy of such rules and regulations. Tenant shall provide Landlord within thirty (30) days' prior written notice of the number of parking spaces required by Tenant, up to the maximum number specified in Section 1(i), and of any changes in those requirements. Short-term hourly parking shall be offered during Normal Business Hours except Saturdays [as defines in Section 9(a)1 for Tenant's clients and customers. Landlord shall make available a parking validation system so that Tenant may provide parking validation to its clients and customers at Tenant's expense.


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8. USES:  The Premises are to be used only for general office purposes
("Permitted Uses"), and for no other business or purpose without the prior
written consent of Landlord which   consent may be withheld if Landlord
determines in its reasonable opinion that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building in--downtown Seattle, Washington or is inconsistent with any restriction on use of the Premises, the Building or the Land contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing rate of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful or which will cause any substantial noise, vibration, smoke or fumes. If Tenant should disturb the quiet enjoyment of any other tenant in the Building, Tenant shall provide adequate insulation or take otber reasonable action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein., provided Landlord delivers to Tenanant a copy of such rules and requlations.

9. SERVICES AND UTILITIES:

     (a) Standard Services. Landlord Shall maintain the Premises and the public and common areas of the Building in good order and condition consistent with the operation and maintenance of a first-class office building in downtown Seattle, Washington. Landlord shall furnish the Premises with electrictricity for normal office use, including lighting and operation of low power usage office machines, including photocopy machines and personal computers (not including a computer room), water and elevator service at all times during the term of the Lease. Landlord shall also provide lamp replacement service for Building Standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary Building janitorial, as described in Exhibit D. No janitorial service shall be provided Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as Additional Rent upon receipt of billings therefor.

     From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant as Additional Rent upon receipt of billings therefor. During other than Normal Business Hours, Landord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premixs.

     (b) INTERRUPTION OF SERVICES. Landord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever,except for the negligence or willful misconduct of Landlord or its
agents, employees or contractors.   No temporary interruption or failure of such
services incident to the making of repairs, alterations or improvements or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder; provided, however, if such interruption or failure shall continue for five (5) business days, Tenant's Rent hereunder shall be thereafter abated to the extent the Premises are thereby rendered untenantable for Tenant's normal business operations until such services shall be restored.

     (c) ADDITIONAL SERVLCES. The Building Standard mechanical system is designed to accommodate heating loads generated by lights and equipment using up
to 2.7 watts per square foot.      Before installing lights and equipment in the
Premises which in the aggregate exceed such amount,    Tenant shall obtain the
written permission of Landiord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landord for installation of supplementary air conditioning or electrical systems as necessitated by such equipment or lights.


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     In addition, Tenant shall in advance, as Additional Rent on the first day of each month during the Lease term, pay Landord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system
in the Premises to measure the added demands      on electrical, heating,
ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after hours heating, ventliation and air conditioning service requirements. Tenant shall comply with Landlord's reasonable instructions for the use of drapes and thermostats in the Building.

10. COSTS OF OPERATIONS AND REAL ESTATE  TAXES: See also Exhibit C, Item 9.

     (a) ADDITIONAL RENT Tenant shall pay as Additional Rent its pro rata share of increases in operating costs in excess of operating costs in the base year and taxes in excess of the base year taxes determined by multiplying the 1993 King County milage rate by the fully assessed value of the Building.("base amounts"). Operating costs shall be adjusted to reflect changes in the occupancy level in the Building so that Additional Rent shall not reflect changes in operating costs to the extent attributable to changes in the occupancy.

     (b) DEFINITIONS For the purposes of this section, "taxes" shall mean taxes and assessments on real and personal property payable during any calendar year with respect to the Land, the Building and all property of landord, real or personal, used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income, business and occupation, or franchise tax).

"Operating costs" or "costs" shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal
property used in connection therewith including    without limitation insurance
premiums, utilities, customary management fees and other expenses which in accordance with generally accepted accounting and mangement practices would be considered an expense of maintaining, operating or repairing the Building; excluding, however: (i) costs of any special services rendered to individual tenants for which a separate charge is collected; (ii) leasing commissions and other leasing expenses; and (iii) costs of improvements required to be capitalized in accordance with generally accepted accounting principles, except operating costs shall include amortization of capital improvements (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, provided that such amortization shall not exceed the reasonably expected savings in operating costs; or, (B) which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health safety, fire, nondiscrimination, or similar law or See Exhibit regulation ("law"), or any new law, or any new interpretation of a law. See Exhibit C, Section II. In the event the average occupancy level of the Building
for the base year and/or any subsequent year was or is not one   hundred percent
(100%) or more of full occupancy, then the operating costs for such year shall be proportionately adjusted by Landlord to reflect those costs which would have occurred had the Buildings been one hundred percent (100%) occupied during such year.

'Tenant's pro rata sbare' shell mean a percentage determined by dividing the rentable area of the Premises by tbe rentable area of the Buildin5. If the rentable area of the Premises or the Buildir,; shaO change, Tenant's pro rata share shall be adjusted accordingly.

"Year" shall mean the calendar year.  "Base year" means the 1993 calendar year.

(c) Estimated Cost At the begining of each calendar year after the base year, Landlord shall furnish Tenant an itemized written statement of estimated operating costs and taxes for such calendar year: a calculation of the amount, if any, by which such estimated costs and taxes will exceed the relevant base amounts; and a calculation of Tenant's pro rata share of any such amount. Tenant shall pay one twelfth (1/12) of that amount as Additional Rent for each month during the calendar year. See Exhibit C, Section 11. lf at any time during the year Landlord reasonably believes that the actual costs or taxes will vary from such estimated costs or taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estirnate for such calendar year , and Additional Rent for the balance of such year shall be paid based upon such revised estimates

 (d) ACTUAL COSTS. Within ninety (90) days after the end of each calendar year after the base year OR AS SOON THEREAFTER AS PRACTICABLE, LANDLORD SHALL deliver to Tenant a written statement setting forth Tenant's pro rata share of the actual operating costs and taxes in excess of the base amounts during the preceding year. See Exhibit C Section 11. If the actual operating costs in excess of the base amount or actual taxes in excess of the base amount, or both exceed the estimates for each paid by Tenant during the year, Tenant SHALL PAY THE AMOUNT OF SUCH EXCESS TO LANDLORD AS Additional Rent within thirty (30) days after receipt of SUCH STATEMENT. IF THE ACTUAL operating costs in excess of the base amount or actual taxes in excess of the base amount, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be credited against the next Rent payable by Tenant hereunder, or, if the Lease has been terminated or the Lease term has expired, the amount of such overpayment shall be refunded to Tenant together with such statement.

(e) RECORDS AND ADLUSTMENTS. Landlord shall keep records showing all expenditures made in connection with operating costs and taxes and such records shall be available for inspection by Tenant. Operating costs and taxes shall be prorated for any portion of a year at the beginning or end of the term of this Lease. Notwithstanding this Section 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(g) hereof.

 (F} Personal PROPERTV TAXES. Tenant shall pay directly to the taxing authority personal property taxes with respect to property of Tenant located on the Premises or in the Building. "Property of Tenant" shall include all improvements which are paid for by Tenant and "personal property taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

11. CARE OF PREMISES: Landlord shall perform all normal maintenance and repairs to the Premises which Landlord reasonably determines necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any Property of Tenant or any appliances (such as water heaters, refrigerators, microwaves and the like) which are part of the Premises. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements
(":Alterations") in or to the Premises, or make   changes to locks structural
changes or add, disturb or in any way change any plumbing or wiring ("Changes") without first obtaining the written consent of Landlordd except Tenant will be permitted to make minor changes in the electircal outlets as long as such work is done to code and by an electrical contractor approved by Landlord and Tenant provides Landlord with written notice of change in work within 2 weeks and pays resonable cost of maintaining accurate as-built drawings, and, where
appropriate, in acrordance    plans and specifications approved by Landlord.In
any event, all Alterations shall be scheduled and coordinated through Landlord. Any Alterations or Changes required to be made to the Premises because of Tenant's uniqe and specific use thereof by any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ('law'), or any new law shall be made at Tenant's sole expense and shall subject to prior written consent of Landlord. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of architeaural or mechanical plans and specifcations of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision or Changes. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant, unless the damace or injury is caused by the ngeligence or willfull misconduct of Landlord or its agents, employees or contractors.

ACCESS: Tenant shall permit Landlord and its agents to enter into and upon thePremises at all reasonable times after resonable prior notice for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

13. DAMAGE OR DESTRUCTION:
(a) Damage and Repair. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of Tenant's surrender and any rent and Additional Rent paid for any period beyond such date shall be repaid to Tenant with 30 business days after Tenant's surrender. If cost of restoration as estimated by Landlord shall amount to less than


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

thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, Landlord shall restore the Building and the Premises (with improvements substantiallycomparable in quality to the improvements to the Premises originally provided or paid for by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord. To the extent that the Premises are rendered untenantable, the Rent shall proportionatley abate from the date of the fire or other cause of damage, except in the event such damage resulted from or was contributed to directly or indirectly, by the act, fault or neglet of Tenant, Tenant's officers, contractors, agents customers or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder. No damages, compersation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the building. Notwithstanding the foregoing, if Landlord is obligated to or elects to restore the Building, and the Premises, or access to the Premises, has been affected by the casualty so that Tenant, is its reasonable opinion, can no longer carry on its normal business operations, Tenant shall bave the option to terminate this Lease upon writtn notice to Landlord prior to commencement of restoration if Landlord estimates such restoration will not be completed with 12 months of the date of the fire or other cause of damage, if there is 36 months or more remaining in the Lease term, and within 6 months of the date of the cause of damage, if there is less that 36 months remaining in the Lease term.

(b) DESTRUCTION DURING LAST YEAR OF TERM. In case the Building or the Premises shall be substantially destroyed by fire or other cause at any time during the last twelve (12) months of the term of of this lease, either Landlord or Tenant may terminate this Lease upon written notice to the other within sixty (60) days of the date of such I destruaion.

(c) TENANT IMPROVEMENT. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Exhibit B or on Tenant's furniture, furnishings,fixtures, equipment or appurtenaaces of Tenant under this Lease and Landlord shall not be obligated to repair any damages thereto or replace the same.

14. WAIVER OF SUBROGATION: Whether the loss or damage is due to the negligence of either Landlord or Tenant or any other cause, Landord and Tenant each hereby release and relieve the other, its agents or employees, from responsibility for, and waive its entire claim of recovery for (I) any loss or damage to its real or personal property located anywhere in the Buiiding, including the building itself, arising out of or incident to the occurrence of any of the perils which are covered by its property and related insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils by any business interruption or loss of rental income iasurance policy held by it. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of , rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective except to the extent the applicable insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

15. INDEMNIFICATION: Tenant shall indemnify, defend and hold Landlord harmless from and against liabilities, damages, losses, claims and expenses, including reasonable attorneys fees, arising from anv act, omission, or negligence of Tenant or its officers contractors, licensees, agents, employees, clients or customers in or about the Building or Premises arising from any injury or damage to any person or property, occurring in or about the Building or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss damage, liability or expense resulting from injuries to third parties or property to the extent caused by the negligence of Landlord, or its officers, contractors, licensees, agents employees, clients or customers or other tenants of the Building.

Landlord shall indemnify, defend and hold Tenant harmless from and against all liabilities, damages, losses, claims and expenses, including reasonable attorneys fees, arising from any act, omission or negligence of Landlord or its officers, contractors, licensees, agents or employees in or about the Building or Premises, or from any breach or default under this Lease by Landlord. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglegent of Tenant or any other tenant or occupant of the Building or any third parties.


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

16.  INSURANCE

(a) Tenent's Insurance. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expease, keep and maintain in full force and effect, a policy of commercial general liability insurance, occurrence form, with Landlord as additional insured, including, to the extent insurable under commonly available commercail general liability insurance policies contractual liability coverage covering Tenant's obligations under Section 15, insuring Tenant's activities upon, in or about the Premises or the Building against
claims of bodily injury or death or property damage or      loss with a limit of
not less than One Million Dollars ($1,000,000) combined single limit per occurrence. Tenent shall carry what is commonly referred to as "all risk" coverage insurance (earthquake and flood) on Tenant's leasehold improvements in an amount not less than one hundred percent (100%) of the current replacement value thereof.

(b) INSURANCE POLICV REQUIREMENT. All insurance policies required under this
Section 16 shall be with companies reasonably approved by Landlord and each policy shall provide tbat it is not subject to cancellation or reduction in limits except after prior written notice to Landlord, except after ten (10) days' prior written notice to Landlord in cases of non-payment of premium. Tenant shall deliver to Landlord upon tbe Commencemeat Date, and from time to time thereafter, certificates evideacing the existeace and amounts of all such policies.

(c) Landlord's Insurance. Landlord shall maintain all risk insurance coverage (excluding flood and earthquake) in the amount of the Building's replacement cost.

17.ASSINMENT AND SUBLETTING:

 (a) ASSIGNMENT OR SUBLEASE. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Such consent shall not be unreasonably withheld or delayed and shall be considered given if not denied in writing with 10 business days of Tenant's request. Notwithstanding the foregoing, landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant or other transferee: (i) is not consistent with the maintenance and operation of a first-class office building due to the nature of the proposed occupant's business or the manner of conducting its BUSINESS OR ITS EXPERIENCE or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building, (2) Landlord may withhold in its
absolute and sole   discretion, consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease or the Premises by Tenant or
any subtenant, whereby this Lease or any interest therein becomes     collateral
for any obligation of Tenant; and (3) Landlord may withhold its consent to the extent Landlord determines necessary to comply with a restriction on use of the Premises, the Building or the Land contained in any lease, mortgage, or other recorded agreement or instrument by which the landlord is bound or to which any such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Any subleasing profits, after deducting Tenant's reasonable costs of subletting, shall be the property of Landlord, Consent to any such assignment, subletting or shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In lieu of granting any such consent for subleasing or assignment for the balance of the Lease term, for a full floor, Landlord reserves the right to terminate this Lease or, in the case of a subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Landlord may enter into the relationship of landlord and tenant with such proposed assignee or subtenant based upon the Rent and other compensation and terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease. In connection with each request for an assignment or subletting, Tenant shall pay $300.00 for the cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copieS of all assignments, subleases and assumption instruments.

 (b) ASSIGNEE OBLIGATIONS. As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance all terms, covenants and conditions of this Lease.

(c) Sublessee Obligations. Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased to such sublessee and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms covenants, and conditions of this Lease with respect to such portion of the Premises.


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


SIGNS: Tenant shall not place or in any manner display any sign, graphics or any advertising matter anywhere in or about the Premises or the Building at places
visible (either directly      or indirectly) from anywhere outside the Premises
without first obtaining Landlord's written consent Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Landlord shall not withhold its consent to normal Tenant identification signs and logos which are consistent with the Building signage and graphics program.

19. LIENS AND INSOLVENCY:

(a) Liens Tenant shall keep its interest in this Lease and any property of Tenant (OTHER THAN UNATTACHED PERSONAL PROPERTY) and the Premises the Land and the Building free from any liens arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien, including, without limitation, liens arising from any work performed pursuant to Section VI Exhibit B hereto. in the event any Lien is filed against the Building, the Land or the Premises by any claiming by, through or under Tenant, Tenant shad, upon request of Landlord, at Tenant's expense immediately either cause such Lien to be released of record or furnish to Landlord a bond in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Land and the Building against all liability, costs and expenses including reasonable attorneys fees which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Land nor any part thereof or interest therein is or will be in any danger of befog sold, forfeited or lost.

(b) INSOLVENCY. If Tenant becomes insolvent or voluntarily or involuntarily becomes a debtor or alleged debtor in a bankruptcy proceeding, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

20. DEFAULT:

     (a) CUMULATIVE REMEDIES. All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     (b) TENANT'S RIGHT TO CURE. Tenant shall have a period of five (5) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Additional Rent or other sums due hereunder. Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder which is capable of being cured by Tenant; provided, however, that with respect to any default capable of being cured by Tenant but which cannot be cured within such fifteen (L5) day period" the default shall not be deemed to be uncured if Tenant commences to cure within fifteen (15) days and for so long as Tenant is diligently prosecuting the cure thereof.

 (d) LANDLORD'S REENTRY. Upon a default under this Lease by Tenant and expiration of any applicable cure period, Landlord, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, remodel and change the Premises, Tenant remaining liable for any deficiency computed as provided in
          Section 20(e). In the case of any default, reentry and/or dispossession by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such reentry or dispossession, together with such expenses as Landlord may reasonably


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

          incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 35(f) hereof, accruing from the date of any such expenditure by Landlord.

(e) RELETTING THE PREMISES. At the option of Landlord, rents received by Landlord from such reletting shall be applied ftrst to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder second, to the payment of reasonable costs and expenses of such reletting and including but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, remodeling and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Subject to any applicable duty to mitigate damages, the failure of Landlord to relate the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relate, or in the event of reletting for failure to covect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the amount of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, in excess of the then fair market rental value of the Premises for the same period, plus all court costs and reasonable attorneys fees incurred by Landlord in the collection of the same.

      (t) NONPAYNENT OT ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent. and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

21. PRIORITY: This Lease shall be subordinate to any fIrst mortgage or deed of trust (and any other mortgage or deed of rust upon the written election of Landlord) now existing or hereafter placed upon the Land, the Building or the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"). Upon request of such holder, Tenant shall attorn to the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage, provided that such holder of Landlord's mortgage or person(s) purchasing or otherwise acquireing the Land, Building or Premises agrees in writing to recognize all of Tenant's rights under this Lease and to perform all the obligations of Landlord under this Lease. Tenant shall properly execute, acknowledge and deliver documents which the Holder of any Landlord's Mortgage may reasonably require to effectuate the provisions of this Section 21. Lanelord shall provide to Tenant a Subordination, Non-Disturbance and Attornment agreenent in a form reasonably acceptable to Tenant with 45 days of Lease execution.

22. SURRENDER OF POSSESSION: Subject to the terms of Section 13 relating to damage and destruction, upon expiration or sooner termination of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use, wear and tear excepted.

23. REMOVAL OF PROPERTY: Tenant shall remove all of its moveable personal property and trade fixtures paid for by Tenant at the expiration or sooner termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal; and all other improvements and additions to thePremises shall thereupon become the property of Landlord.

     24. NON-WAIVER Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.


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


     2S. HOLDOVER If Tenant shall with the written consent of Lantlord, hold over after the expiration of the term of this Lease, such tenant shall be deemed a month-to-month tenant which may be terminated as provided by applicable law. During such tenany, Tenant shall be bound by all of the terms covenants and conditions herein so far as applicable, except rental which shall be the greater of (a) the then quoted rates for similar space in the Building or (b) the Rent and Additional Rent stated herein.

26. CONDEMNATION:

     (a) ENTIRE TAKING. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part of but less than all of the Building, where Landlord shall determine that the remaining portions of the Building cannot be economically and effectively used by it "whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.

(b) PARTIAL TAKING Subject to the provisions of the preceding Section 26(a), in case of taking of a part of the Premises or a portion of the Building not required for the reasonable use of the Premises then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent retuction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord no later than sixty (60) tays after the date of such taxing and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

(c) AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to surh damages or award. Tenant shall make no claim against landlord for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover fromthe condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal pronerty and leasehold improvements paid for by Tenant, induding Tenant's leasehold interest paid for by Tenant without reimbursement by Landlord, provided that said damages may be claimed only if they are awarded separately in, the eminent domain proceedings and not out of or as part of the damages recoverable by landlord.

27. NOTICES: All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or by facsimile with confirmation by telephone, to Landlord and to Tenant at the Notice Addresses provided in Section 1(j) (provided that after the Commencement Date any such notice maybe mailed or delivered by hand to Tenant at the Premises and to Landlord's principal office in the Building) and to the holder of any mortgage or deed of trust at such place as such holder shall specify notices shall to Tenant in writing or such other addresses as may from time to time be designated by any such party in writing. Personally-delivered ntoices shall be deemed given on the date delivered. Notices mailed as aforesaid shall be deemed
given on the date of such mailing.   Notices delivered on the date by facsimile
shall be deemed given on the date receipt is confirmed by telephone.

28. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recoveery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.


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

29. LANDLORD'S LlABILllY: Anything in this Lease to the contrary notwithstanding, covenants, undertakings and aagreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of the Lease or an account of any covenant, undertaking or agreement of Landlord in this Lease contained.

30. LANDLORD'S CONSENT: Except as specified in other provisions of this Lease, whenever Landlord's consent is required under the terms hereof, such consent shall not be unreasonably withheld, or delayed, and sball be considered qiven if not denied ln writingc within 10 business days of Tenant s request.

31. ESTOPPEL CERTIllCATES: Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating the date this Lease was executed and the date it expires; the date the term commenced and thc date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect; that all conditions under this Lease to be performed by the Landlord have been satisfied; that there are no claims, defenses or offsets which the Tenant has against the enforcement of this Lease; that no Rent has been paid more than one month in advance; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such
certificate as above provided without   modification and shall be deemed to have
admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

32. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfers Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee, provided the transferee agrees in wiritng to assume all of Landlords obligations under this lease that occur or arise after the date of such transfer.

33 RIGHT TO PERFORF: If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to commence to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after writtn notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of make such payment or perform any such other act on Tenant's part to be made or performed as provided in tbis Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 33 as in the case of default by Tenant in tbe payment of Rent.

34. QUIET ENJOYMENT: Tenant shall have tbe right to the peaceable and quiet use and enjoyment of the Premises subject to tbe provisions of tbis Lease, as long as Tenant is not in default hereunder.

35. GENERAL

(a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall bave no effect upon tbe construction or interpretation of any part hereof.

(b) HEIRS AND ASSIGNS. Allof tbe covenant agreements, terms and conditions contained in tbis Lease sball inure to and be binding upon the Landlord and Tenant and tbeir respective heirs, executors, administrators, successors and assigns


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


(c) NO BROKERS. Landlord and tenant each represents and warrants to the other that it has not engaged any broker except Teutsch Partners,finder or other penon who would be entitled to any commission or fees in respect to thc negotiation, execution or delivery of tbis Lease and shall indemnify and hold harmless against any loss, cost, liability or expcsse incurred as a result of any claim asserted by any sucb broker, finder or other person on tbc basis of any arrangements or agreements made or allged to have been made by or on behalf of the other. The provisions of this Secion 35(c) shall not apply to brokers with whome Landllord has an express written broke ragreement. See also Exhibit C,
Item 8.

(d) ENTLRE AEREEMENT. Tbis Lease contains all covenants and agreements between Landllord and Tenant relating in any manner to tbe leasing, use and occupanq of tbe Premises, to Tenant's use of tbe Building and other matters set forth in
tbis Lease. No prior agreements or      understanding pertaining to tbe same
shall be valid or of any force or effea and the covenants and agreements of tbis Leasc shall not be altered, modified or added to except in writing signed by Landllord and Tenant.

(e) SEVERABILITY. Any provision of tbis Lease whicb shall prove to be invalid, void or illegal sball in no way affect, impair or invalidate any other provision hereof and tbe remaining provisions hereof shalt nevertbeless remain in full force and effect.

(f) Overdue Payments. Any Rent, Additior al Rent or other sums payable byTenant under tbis Lease whicb shall not be paid within 5 days of written notice by Landlord that it is overdue shall bear interest, retroactive to the due date, at a rate to tbree percentage points above tbe prime rate of interest published or announced from time to time by Security Pacific Bank or its successor, or, in the absence of any established prime rate, five percentage points over tbat bank's rate for one year certificates of deposit, but not in excess of the higbest lawful rate permitted under applicable laws, calculated from tbe original due date thereof to thc datc of payment, however nothwithstanding anytbing in tbis Section 35(f) to the contrary, the minimum overdue fee sball be S10.00.

(g) FORCE MAIEURE. Except for the payment of Rent, Additional Rent or other sums payable by Tenant, time periods of Tenant's or LandDord's performance under any provisions of tbis Lease sbaD be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control

(h) RIGBT TO CBANGE PUBLIC SPACES. Landlord sbail have tbe rigbt at any time after tbe completion of tbe Building, witbout thereby creating an actual or constructive eviction or incuring any any liability to Tenant therefor, to change tbe arrangement or location of such of tbe following as are not contained within tbe Premises or any part tbereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other libe pubGc service portions of the Building. Nevertbeless, in no event shall Landlord diminisb any service, change tbe arrangement or location of tbe elevators servu~ tbe . Premises, make any cbange whicb shall diminish the area of the Premisestor mabe any change whicb shall diminish the area of tbe Premises access to the Premises or the number of parking spaces allocated to Tenant under the Lease,or make any change which shall change the character of the Building from that of a first-class offfice building in downtown Seattle, Washington.

(i) GOVERNING LAW. Tbis Lease sball be governed by and construed in accordance with tbe laws of tbe state of Washington.

(j) BUILDING DIRECTORY. Landlord sball maintain in tbe lobby of thc Building a directory whicb shall inciudc thc name of Tenant and any otber names reasonably requested by Tenant in proportion to thc number of listings given to comparable tenants of tbe Building. The number of 1istings shall be no more than 1/2, 500 net rentable square feet of the Premises.

(k) BUILDING NAME. The Buiiding will be known by such name as Landlord may designate from time to time.


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


IN WITNESS WHEREOF tbis Lease has been executed as of tbe day and year first above set forth

LANDLORD  SECOND AND SENECA LIMITED PARTNERSHIP
          a Washington limited partnership

          BY: WRC Seneca Limited
          Partnership,
          Managing General Partner

                    BY Wright Runstad Associates Limited Partnership, a Washington limited partnership
                    Its General Partner

                         BY: Wright Runstad and Company a Washington corporation Its General Partner



                                   By:  /s/ H. Jon Runstad
                                        ------------------
                                        Its  H. Jon Runstad
                                        President and Chief Executive Officer




TENANT:   IMMUNEX CORPORATION


                                   By:  /s/ Michael L. Kranda
                                        ---------------------
                                        Michael L. Kranda

                                        Its President


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

EXHIBIT C
                    ADDENDUM TO THE LEASE AGREEMENT BETWEEN
               SECOND AND SENECA LIMITED PARTNERSHIP ("LANDLORD")
                                       AND
                         IMMUNEX CORPORATION ("TENANT")
                             DATED DECEMBER 24, 1992

1.   Rent

Rent shall be payable monthly on or before the first day of each month. Rent for each of the 5 years of the initial Lease term shall be 1/12 of the annual Rent calculated by multiplying the dollar amounts set forth below times the number of rentable square feed then included within the Premises. Tenant shall also pay Additional Rent as provided in Sections 9-10 o f the Lease.

     Time Period         $  per Square Foot per Year
     Year 1   4-1-93               $16.00
     Year 2   4-1-94               $17.00
     Year 3   4-1-95               $18.00
     Year 4   4-1-96               $19.00
     Year 5   4-1-97               $19.00

2.   Parking

Tenant shall have the right to lease from time to time (a) one parking stall in the Building garage accessed from Seneca and Spring Streets ("Seneca Street Garage"), on an unassigned,, self-park or, for no additional fee, Executive Valet basis, at landlord's sole discretion, for every 1,000 rentable square fee of space then included in the Premises, and (b) one parking stall in the Building garage accessed from First avenue ("First Avenue Garage"), on an unassigned self-park or, for no additional fee, Executive Valet basis at Landlords sole discretion, for every 2,000 rentable square feet of space then included in the Premises. The number of rentable square feet of space included in the Space pocket (defined below) at any given time will not be considered for purposes of calculating the number of parking spaces to which Tenant is entitled at such time. Tenant shall lease each such space at market rate ( which is currently $140 per month per stall), except that the rate for the First Avenue Garage stalls leased by Tenant shall be $120 per month per stall for the first 2 years of the Lease term, and market rate thereafter.
for purposes of this Item 2, "market rate" shall mean the average rate then charged for comparable parking stalls within a 3-block radius of the Building.

3.   Relocation Allowance

In addition to the Tenant Improvement Allowance, Landlord shall provide Tenant an allowance of $4.00 per rentable spare foot of space included in the Premises to assist Tenant with the relocation costs of network cabling, physical relocation and architectural drawings and design fees ("Relocation Allowance"). The Relocation Allowance for each rentable square foot of space initially occupied by Tenant shall be paid to tenant on the Commencement Date an the Relocation Allowance for each rentable square foot o space included in the Space Pocket (defined below) or any Expansion Space shall be paid to Tenant on the date that Tenant becomes obligated to begin paying Rent and Additional Rent for such rentable square foot of space. If Landlord fails to pay the Relocation Allowance, or any portion thereof within 60 days of the due date, Tenant shall be entitled, upon written notice to Landlord, to deduct the unpaid amount from the Rent and Additional Rent Tenant is obligated to pay landlord hereunder.

4.   Space Pockets

Tenant intends to occupy on the Commencement date only the portion of the Premises that located on 10th floor of the Building. Tenant shall not be required to occupy the portion of the Premises that is located on the 11th floor
on the Building until Tenant elects to do so.   (The portion of the Premises
that is located on the 11th floor of the building that Tenant is not occupying at the given time is referred to as the "Space Pocket"). Notwithstanding anything in this lease to the contrary, Tenant shall have no obligation to pay Rent or Additional Rent with respect to a particular rentable square foot of space included within the Space Pocket until Tenant occupies such rentable square foot of space for Permitted uses. Specifically, Tenant shall have no obligation to pay Rent or Additional Rent with respect to a particular rentable square foot of space included within the Space Pocket rentable square foot of space included with the Space Pocket (a) while Tenant is doing its Tenant improvement work in such rentable square foot of space or (b) if Tenant is using such rentable square foot of space for storage purposes only. Tenant may occupy the space pocket all at once or in portions but, if tenant elects to occupy any portion of the space pocket before the first day of the 13th month of the Lease term, such portion shall consist of at least 9,128 contiguous rentable square feet of space. Prior to occupying any portion of the Space Pocket, Tenant shall give Landlord written notice of the location of the portion it intends to occupy.

Notwithstanding the foregoing (a on the first day of the 13th month of the lease term, Tenant shall be obligated to pay rent and additional rent for 9,129 net rentable square feet of space on the 11th floor of the Building, whether or not Tenant then occupies it for Permitted uses; and (b) on the first day of the 25th month of the Lease term, Tenant shall be obligated to pay rent and additional rent for the entire 11th floor of the building, whether or not tenant then occupies it for permitted uses. The rent for each rentable square foot of space on the 11th floor of the Building shall be as set forth in Item 1 of this Addendum. The base Year for Additional rent for the 11th floor of the building shall be 1993.

Tenant shall do its improvement work in the space pocket in accordance with Exhibit B to this Lease. Such improvement work shall be completed by Tenant by the first anniversary of the Commencement Date, or earlier if required by tenant.

5.   Options to Expand

Provided that Tenant is not in default of any term or condition of this lease at the time it exercises its option under this Item 5, Landlord shall provide Tenant the following option to lease additional space on the 12th floor of the building (any space that tenant leases under this Item 5 is referred to as "Expansion Space"):

     A.   Expansion option during the First 24 Months

During the first 24 months of the initial lease term, (a) Landlord shall not lease any space on the 12th floor of the Building to any third-Party prospective tenant ("Prospective Tenant") so long as there is sufficient space available to meet the needs of such Prospective Tenant on other floors of the building and
(b) tenant shall have the option to lease all or at lease on half of the 12th floor of the building as follows: If tenant desires to exercise its option to lease any such space, Tenant shall deliver to landlord written notice of its election to do so, which shall (I) describe the space that Tenant desires to lease, and (ii) state the date upon which Tenant desires to else it ("requested Possession date"), which date shall be no earlier than one full calendar month after the date of such notice and no later than 2 full calendar months after the date of such notice.

     B.   Right of first Refusal

If (a) during the first 24 months of the lease term a Prospective Tenant offers to lease space on the 12th floor of the Building and there is insufficient space on other floors of the Building to met the needs of such Prospective Tenant or
(b) during the remainder of the lease term and any Extended Term (defined in Item 6 of this Exhibit C) a Prospective Tenant offers to lease space on the 12th floor of the building, Landlord shall first offer in writing to lease such space to Tenant and shall give Tenant copy of any offer to lease such space that Landlord receives from such Prospective Tenant. Tenant shall have (I) 10 working day s after the date that tenant received the copy of such offer, if such offer is received within the first 24 month of the lease term, or (ii) 3 working days after the date Tenant receives a copy of such offer, is such offer is received during the remainder of the Lease term or during any Extended term, to notify Landlord in writing of its decision to lease the space on the 12th floor of the Building that is the subject of such offer plus any other space that is available on the 12th floor that Tenant then desires to lease. If Tenant fails to notify Landlord in writing of its intent to lease such 12th floor space that is subject of the prospective Tenant's offer. If Tenant elects not to lease such space or if Tenant is deemed to have elected not to lease such space, Landlord may lease such space to such Prospective Tenant without further notice to Tenant. If landlord fails to enter into a binding lease for such space such prospective tenant within 120 days after the applicable notification period, Tenants option to lease such space shall continue in full force and effect.

     C.   Incorporation of Expansion Space

If tenant leases expansion Space under this Item 5, tenant shall be delivered possession of such space with improvements provided by landlord completed pursuant to Section I of Exhibit B of this lease, and such space shall become incorporated into the Premises (a) on the requested Possession date, if leased under Item 5(A), or (b) if leased under Item 5 (B), on the commencement date that was proposed in the Prospective Tenants offer, or, if no commencement date was set forth in such offer on a date selected by Tenant which date shall be no earlier than one full calendar month after the date Tenant notifies Landlord of its electing to lease such expansion space and no later than 2 full months after the date of such notice ("Expansion Space Commencement Date"). Such leasing shall be upon all the term sand conditions of this lease that then apply to the portion of the Premises previously leased by Enact (e.g., the rental rate shall be Tenant's then current rental rate for the portion of the Premises previously leased by Tenant and subject OT the same increases as apply to the portion of the Premises previously leased by Tenant; the Base Year shall be the same as the Base Year that is applicable to the portion of the Premises previously leased by Tenant; and Tenant shall be entitled to additional parking spaces, as provided in Item 2 of this Exhibit C) except that (I) Tenant shall be entitled to a Tenant Improvement Allowance for the Expansion Space totaling 62.50CENTS per rentable square foot of Expansion Space multiplied by the number of months remaining in the initial Lease term and Extended Term for which Tenant has previously exercised its option under Item 6 of this Exhibit C (computed as of the Expansion Space Commencement Date), but the Tenant Improvement Allowance for the Expansion space shall in no case be greater than $30.00 per rentable square foot of the Expansion Space (Landlord shall apply the Tenant Improvement Allowance for the Expansion Space in Accordance with Item VI (B) of Exhibit B);
(ii) Tenant shall be entitled to a Relocation Allowance for the Expansion Space totaling 8.33CENTS per rentable square foot of Expansion Space multiplied by the number of months remaining in the initial lease term and any Extended Term for which Tenant has previously exercised its option under Item 6 of this Exhibit C (computed as of the Expansion Space Commencement Date), but the Relocation Allowance for the Expansion Space shall in no case be greater than $4.00 per rentable square foot of Expansion Space (Landlord shall pay the relocation allowance for the expansion space of the date that tenant becomes obligated to begin paying rent and additional rent for such rentable square foot of space in accordance with Item 2 of this Exhibit C); (ii) Tenant shall have no obligation to pay rent or addition rent for he period commencing on the expansion space commencement date and expiring on the earlier of (A) the date that tenant occupies such space for Permitted uses or (b) the 90th day following the expansion space commencement date (except that tenant shall be obligated to pay Additional rent for utilities and insurance while it is doing its improvement work in the Expansion Space and (iv) tenant shall not have the right to designate any portion of the expansion space as a space pocket.

     D.   Space Available Notice Following the First 24 months

On September 1, January 1, and May 1 of each year for the balance of the lease term following the 24th month, Landlord shall notify Tenant in writing of the space then available on the 12th floor. Tenant shall have 10 working days to accept in writing to lease such 12th floor space. Should Tenant fail to notify Landlord in writing of its intent to lease such 12th floor space within the 10-working-days notification period, Tenant shall be deemed to have elected not to lease such space at such time. However, if prior to the next notification date, landlord received an offer to lease any space on the 12th floor from a prospective tenant, landlord shall again notify Tenant as described in 5 (B) "right of First Refusal" Section 5 (B) of this Exhibit C.

     E.   Personal to Tenant

The options provided for in this Item 5 are personal to Tenant and my be exercised only by Tenant.

6.   Option to Extend the Term of the Lease

Provided tenant is not in default of an term of condition of this lease at the time its exercises it option under this Item 6, tenant shall have options to extend the term of this lease for up to 3 additional periods of 2 years each (which shall be called the "First Extended Term", the "Second extended Term", and the "Third Extended Term", respectively.) The first extended term shall commence on the day after the expiration date specified in section 1 (f) of this Lease; the second extended term shall commence on the day after the first extend term expires; and the third extended term shall commenced on the day after the second extended term expires. The options provided for in this Item 6 are personal to Tenant and my be exercised only by tenant. In order to exercise its option to renew this lease for a particular extended term, tenant shall deliver to landlord written notice no later than 10 months prior to the end of the previous Term. during each extended term, all the terms and conditions as are contained this lease shall apply except that:

     (a) Rent as set forth in Section 1 (g) above shall be 95% of the Fair Market Rate (defined below);

     (b) The Base Year for such Extended Term shall be the calendar year in which the Extended Term commences; and

     (c)  No further Space Pockets shall be defined.

     "Fair market Rate" shall mean the projected fully serviced fair market rental rate at the commencement of the Extended Term for space in the Building and in comparable first-class office buildings of similar size and stature in downtown Seattle, Washington, for a comparable term and with a comparable base year.

     landlord and Tenant shall seek to agree as to the Fair Market Rate within 30 days after Tenant gives landlord notice of its election to renew this Lease. If landlord and Tenant shall not agree as to the FMR within such 30-day period the FMR shall be determined by appraisal as follows: Within 5 days after the expiration of the above mentioned 30-days waiting period an arbitrator shall be mutually selected who is an MAI-designated appraiser in the City of Seattle with at least 10 years' experience in appraising commercial office buildings in the Seattle central business district. The arbitration shall be conducted as a "baseball" arbitration whereby landlord and tenant shall each submit to the arbitrator a specific fair market rate, and the arbitrator shall be obligated select from he two rates submitted by the parties the one rate most closely related to FMR (and the arbitrator shall not be allowed to compromise or otherwise determine different amount). The arbitration shall be completed within 10 business days following selection of an arbitrator. If the parties are unable to agree upon a mutually acceptable arbitrator, then either party may request that the president of the Seattle Chapter of the Appraisal Institute (or its successor) designate a qualified arbitrator to so serve. The costs of nay arbitrator shall be evenly split between Landlord and Tenant. The arbitrators decision shall be delivered in writing and Landlord and Tenant and shall be binding upon Landlord and Tenant, not subject to appeal.

7.   Building Security

Landlord shall provide Tenant access to the Premises 24 hours per day, 365 days per ear, via the Building's security access system. Landlord shall provide each of Tenant's employees (including those hired after the term of this lease commences) with one door key to the Premises and one access card at no additional cost to Tenant.

8.   Real Estate Commission

Landlord shall pay a real estate commission to Tenant's agent, Teutsch Partners, of $128,628.50 ($3.5 per rentable square foot leased by Tenant). One-half of such commission shall be paid to Teutsch Partners upon the completed execution of this Lease, one-quarter of such commission shall be paid to Teutsch Partners upon Tenant's occupancy of the portion of the Premises located on the 10th floor of the building and the balance of such commission shall be paid to Teutsch Partners upon Tenant's occupancy of 9,125 net rentable square feet of the Premises located on the 11th floor of the Building. In addition Landlord shall pay a commission to Teutsch Partners for any Expansion Space that becomes incorporated into the Premises during the first 24 months of the Lease term.
The commission for Expansion Space shall be 3% of the gross rent payable for such expansion space during the initial lease term. Landlord shall pay such commission to Teutsch Partners upon the tae that Tenant occupies such Expansion Space. If landlord fails to pay any such commission to Teutsch Partners within days of the due date, Tenant shall be entitled to pay it, and upon written notice to Landlord Tenant shall be entitled to deduct the amount pied from the Rent and Additional Rent that Tenant is obligated to pay Landlord under this Lease.

9.   Cap on Operating Costs

Notwithstanding anything in this Lease to the contrary, for any year during the initial Term of this Lease, Tenant shall not be obligated to pay to Landlord Additional Rent for Operating Costs (excluding real estate taxes and utility costs) in an amount that is greater than Tenant's pro rata share of the amount by which the following amounts exceed the share of the amount by which the following amounts exceed the actual base amount (defined in Section 10 (a)) of the preprinted Lease form): (a) for the second calendar year of the Lease Term 106% of such base amount; (b) for the third calendar year of the Lease Term, 112% of such base amount; (c) for the fourth calendar year of the Lease Term, 118% of such base amount; and (d) for the fifth calendar year of the Lease Term, 124% of such base amount.

10.  Tenant's Deck

Without any additional charge to Tenant hereunder, Tenant shall have private and exclusive use of the deck that is located adjacent to the Premises on the 10th floor of the Building. Landlord and Tenant acknowledge that any improvements whatsoever to be made to made to such deck must have Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and shall be considered given if not denied in writing within 19 business days tenant's request. The area comprising the deck shall not be included in the calculation of the rentable square-foot area of the Premises for any purpose.

11.  Real Estate Taxes; Operating Costs Arbitration

Notwithstanding anything in this Lease to the contrary, "taxes" shall not include any net income, excise, business and occupation, franchise, corporate, estate or inheritance tax of payable b the Tenant under this Lease that is in the nature of a net income tax or business and occupation tax. In addition notwithstanding anything in this lease to the contrary , the following costs, charges and expenses of landlord shall not be included among the " operating costs" for which Tenant is responsible under this Lease:

     (a)  leasing commissions and other costs of seeking to rent space;

     (b) managing agents' fees or commissions in excess of the rates then customarily charged for property management for buildings of like class and character to the Building;

     (c)  executives' salaries above the grade of property manager;

     (d) amounts received by landlord through proceeds of insurance to the extent such proceeds are compensation for expenses that were previously included in the Operating costs hereunder;

     (e) cost of repairs or replacements incurred by reason of fire or other casualty to the extent Landlord is compensated therefor though proceeds of insurance , or caused by the exercise of the right of eminent domain.

     (f) consulting fees (unless the consulting services involved benefit all tenants of the Building), marketing fees, advertising and promotional expenditures;

     (g) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Premises or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

     (h) costs incurred in performing work or furnishing services for individual tenants (including Tenant) at such tenant's expense to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to Tenant; costs of performing work or furnishing services for tenants other than Tenant at Landlord's expense to the extent that such work or services are in excess of any work or service landlord is obligated to furnish to Tenant at landlord's expense;

     (I) principal and interest payments on loans secured by mortgages or deed of trust on, or assignments of rent from, all or any portion of the Building;

     (j)  depreciation;

     (k)  penalties due to any violation of law by landlord or other tenants;

     (l)  costs of preparing tenant space for tenant occupancy;

     (m) costs of any utilities, services or capital improvements relating to all or any portion of the Premises that were paid directly by Tenant or any other tenant;

     (n) costs allocable to properties other than the building in which the Premises are located in which Landlord has an interest;

     (o)  structural repairs or replacements; and

     (p)  rent payable in connection with any ground or underlying lease.

The statements furnished to Tenant by landlord, which Tenant shall keep confidential and which shall be itemized and contain such supporting documentation as Tenant may reasonable request, shall constitute a final determination as between landlord and Tenant of Operating costs for the period represented thereby, unless Tenant,, within 10 working days after they are furnished, shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If landlord and Tenant are unable to resolve Tenant's dispute with 10 working days, any such dispute shall be resolved by arbitration s follows an arbitrator shall be mutually selected who is an MA(designated appraiser in the City of Seattle with at least 10 years' experience in appraising commercial office buildings in the Seattle central business district. The arbitration shall be conducted as a "baseball" arbitration whereby Landlord and Tenant shall each submit to the arbitrator its determination of operating costs, and the arbitrator shall be obligated to select from the two determinations submitted by the parties the one most closely related to operating costs which in accordance with generally accepted accounting and management practices would be considered the expenses of maintaining, operating, or repairing the Building (and the arbitrator shall not be allowed to compromise or otherwise make a different determination). The arbitration shall be completed within 10 business days following selection of an arbitrator. If the parties are unable to agree upon a mutually acceptable arbitrator, then either party may request that the president of the Seattle Chapter of the Appraisal Institute (or its successor) designate a qualified arbitrator to so serve. The costs of any arbitrator shall be evenly split between Landlord and Tenant. The arbitrator's decision shall be delivered in writing to Landlord and Tenant and shall be binding upon resolution of such dispute, Tenant shall pay additional rent to landlord in the amounts as landlord outlined in the statement that is the subject of such dispute. Within 30 days after the resolution of such dispute, landlord shall pay to tenant any overage in additional rent found by the arbitrator.

12.  Assignment and Subletting

Notwithstanding anything in this lease to the contrary, Landlord hereby consents to an assignment of this Lease, or a sublease of all or part of the Premises to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, or to any corporation into or with which Tenant may be merged or consolidated, or to any joint venture or partnership Tenant may enter into in connection with the business to be operated on the Premises; provided that, in the case of a merger or consolidation, the net worth of the resulting corporation is at least equal to the greater of (a) the net worth of Tenant on the ate hereof or (b) the net worth of Tenant immediately prior to such merger or consolidation; provided, further, any such assignment of Lease shall contain an assumption of all of the terms, covenants and conditions of this Lease to be performed, and any subtenant shall agree to perform all applicable provisions of this lease to be performed by Tenant. Tenant agrees that no such assignment or subletting shall be effective unless and until Tenant gives landlord written notice thereof, together with a true copy of the assignment or of the sublease.

13.  Hazardous Wastes

Landlord represents and warrants to Tenant that neither the Premises nor any portion of the Building nor the real property upon which the building is located contains hazardous wastes or hazardous materials in violation of the legal limitations imposed by laws applicable to the Building as of the date of this lease. Landlord agrees to indemnify an hold Tenant harmless from and against any and all loss damage, claims,, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including, without limitation, costs of remedial action or cleanup, suffered or incurred by Tenant arising out of or related to any release or presence of hazardous wastes or materials on, under or in the Premises, the Building or the real property upon which the Building is located, unless such release or presence is due to the acts or omissions of Tenant, its agents and employees. The term "hazardous wastes or materials" means any substance, waste or material defined as hazardous, toxic or dangerous by any federal , state or local statute, rule, ordinance or regulation now in effect and shall specifically include asbestos containing materials, PCB's and petroleum or hydrocarbon products.


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